                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------


                        DATE OF REPORT: FEBRUARY 15, 2002

                              --------------------

                       HUNTINGTON BANCSHARES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------


   Maryland                        0-2525                      31-0724920
---------------             ---------------------             -------------
(STATE OR OTHER             (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                              --------------------


                                Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-8300
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)


                              ---------------------

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 15, 2002, Huntington Bancshares Incorporated ("Huntington") completed the sale of its Florida operations to SunTrust Banks, Inc. ("SunTrust") through SunTrust's subsidiary, SunTrust Bank. Included in the sale at that date were approximately $4.8 billion in deposits and other liabilities and $2.9 billion in loans and other tangible assets. Huntington received a deposit premium of 15%. The Florida operations sold also included 143 banking offices and 456 ATMs concentrated in the central part of the state in such markets as Tampa/St. Petersburg, Orlando, Sarasota/Bradenton, Ft. Myers, Lakeland, Leesburg and Melbourne, as well as a processing center located in Lakeland. The sale did not include Huntington's trust and private banking offices in Naples and Stuart, its Florida mortgage origination platform, J. Rolfe Davis Insurance Agency, Inc., or the Florida origination platform of the indirect automobile financing business.

         The transaction and the determination of the consideration to be paid by SunTrust were accomplished through arms-length negotiations between Huntington's management and SunTrust's management. There was no material relationship between SunTrust and Huntington or any of Huntington's affiliates, any of Huntington's directors or officers, or any associate of any such Huntington director or officer, prior to this transaction.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)  Pro Forma Financial Information.

         Pro forma financial information reflecting the effect of the sale as described in Item 2 above are included in this Current Report on Form 8-K on pages F-1 through F-3 attached hereto.

         (c)  Exhibits.

         Exhibit 2 Purchase and Assumption Agreement, dated September 26, 2001, by and among Huntington Bancshares Incorporated, The Huntington National Bank, and SunTrust Bank (previously filed as Exhibit 2 to Quarterly Report on Form 10-Q for quarter ended September 30, 2001, and incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HUNTINGTON BANCSHARES INCORPORATED


Date:    March 4, 2002                      By: /s/  Richard A. Cheap
                                                ---------------------------
                                                Richard A. Cheap, Secretary

                                  EXHIBIT INDEX

Exhibit No.                        Description

Exhibit 2 Purchase and Assumption Agreement, dated September 26, 2001, by and among Huntington Bancshares Incorporated, The Huntington National Bank, and SunTrust Bank (previously filed as Exhibit 2 to Quarterly Report on Form 10-Q for quarter ended September 30, 2001, and incorporated herein by reference).

                       HUNTINGTON BANCSHARES INCORPORATED
                         Pro Forma Financial Statements
                                   (Unaudited)


         On September 26, 2001, Huntington signed a definitive agreement to sell its Florida operations to SunTrust Banks, Inc. The transaction closed on February 15, 2002. Pro forma financial information reflecting the effect of the sale is presented and described below.

         The following unaudited pro forma consolidated balance sheet is presented as of December 31, 2001, giving effect to the sale of the Florida operations as if it had occurred on that date. The unaudited pro forma consolidated income statement is presented for the year ended December 31, 2001, giving effect to the sale as if it had occurred on January 1, 2001, and does not include the gain realized on the sale of Huntington's Florida operations. These pro forma financial statements do not include any assumption as to future share repurchases pursuant to the previously announced significant share repurchase anticipated to follow the sale.

         The pro forma consolidated financial statements may not be indicative of the financial position or results of operations that would have actually occurred had the transaction been consummated during the period or as of the date indicated. This pro forma financial information is also not intended to be an indication of the financial position or results of operations that may be attained in the future. These pro forma consolidated financial statements should be read in conjunction with Huntington's historical financial statements.

                       HUNTINGTON BANCSHARES INCORPORATED
                      Pro Forma Consolidated Balance Sheet
                              At December 31, 2001
                                  (Unaudited)


                                                                      Florida             Related           Huntington
(in thousands of dollars)                         Huntington         Operations         Transactions         Pro Forma
------------------------------------------------------------------------------------------------------------------------

Cash and due from banks                          $  1,138,366       $    (28,091)                           $  1,110,275
Total investment securities                         2,861,901               --                                 2,861,901
Loans, net of allowance for loan losses            21,191,301         (2,794,781)                             18,396,520
Other assets                                        3,308,591            (86,262)       $   (506,029)          2,716,300
------------------------------------------------------------------------------------------------------------------------
Total Assets                                     $ 28,500,159       $ (2,909,134)       $   (506,029)       $ 25,084,996
========================================================================================================================

Total deposits                                   $ 20,187,304       $ (4,789,741)                           $ 15,397,563
Total borrowings                                    4,995,258               --                                 4,995,258
Additional funding                                       --            1,881,580        $   (718,461)          1,163,119
Accrued expenses and other liabilities                901,157               (973)            147,316           1,047,500
------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                  26,083,719         (2,909,134)           (571,145)         22,603,440
------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                          2,416,440               --                65,116           2,481,556
------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity       $ 28,500,159       $ (2,909,134)       $   (506,029)       $ 25,084,996
========================================================================================================================


         The balance sheet column entitled Florida Operations represents the specific assets and liabilities sold, primarily $2.8 billion of net loans and $4.8 billion of total deposits, if the sale had occurred on December 31, 2001. Because the Florida operation was a net funds provider to Huntington, that column also includes $1.9 billion of additional funding needed by Huntington, prior to receipt of the deposit premium, to replace funds being provided by Florida. The balance sheet column entitled Related Transactions reflects the $506.0 million write-off of intangible assets, the $718.5 million premium (15%) received on deposits sold, the $147.3 million estimated income taxes and other accrued expenses and the $65.1 million estimated after-tax gain on the sale.

                       HUNTINGTON BANCSHARES INCORPORATED
                     Pro Forma Consolidated Income Statement
                  For the Twelve Months Ended December 31, 2001
                                   (Unaudited)



                                                                       Florida          Related         Huntington
(in thousands of dollars)                           Huntington        Operations      Transactions       Pro Forma
-------------------------------------------------------------------------------------------------------------------
Net interest income                                  $ 996,182        $(108,522)        $ 26,152         $ 913,812
Provision for loan losses                              308,793          (15,120)             ---           293,673
-------------------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME AFTER
         PROVISION FOR LOAN LOSSES                     687,389          (93,402)          26,152           620,139
-------------------------------------------------------------------------------------------------------------------
Non-interest income                                    509,480          (76,149)             ---           433,331
Non-interest expense                                 1,023,587         (130,671)         (29,267)          863,649
-------------------------------------------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAXES                        173,282          (38,880)          55,419           189,821
Income taxes                                            (5,239)         (13,316)          17,165            (1,390)
-------------------------------------------------------------------------------------------------------------------
     NET INCOME                                      $ 178,521         $(25,564)        $ 38,254         $ 191,211
-------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON
     SHARE -- DILUTED                                    $0.71           ($0.10)           $0.15             $0.76
-------------------------------------------------------------------------------------------------------------------
OPERATING NET INCOME (1)                             $ 293,522         $(25,564)        $ 38,254         $ 306,212
-------------------------------------------------------------------------------------------------------------------
OPERATING NET INCOME PER COMMON
     SHARE -- DILUTED (1)                                $1.17           ($0.10)           $0.15             $1.22
-------------------------------------------------------------------------------------------------------------------

(1)  Excludes restructuring and special charges.


         The income statement column entitled Florida Operations includes all direct revenue and expenses for Florida for the year ended December 31, 2001, and any indirect revenue and expenses that management expects will cease with the sale. In addition, net interest income in that column includes a funding credit of $68.5 million related to the $1.9 billion of funding that Florida provided to Huntington. That funding credit is based on the average one-year LIBOR rate for 2001 of 3.64%. The income statement column entitled Related Transactions reflects the $26.2 million interest that would have been earned on the $718.5 million deposit premium over a one-year period at the same LIBOR rate of 3.64%, the $29.3 million of amortization expense on intangibles related to Florida, and the applicable income taxes.

         The sale of the Florida operations occurred subsequent to December 31, 2001. Accordingly, the actual results of the sale, including the deposit premium and after-tax gain on sale appearing in Huntington's first quarter 2002 consolidated financial statements will differ from those presented in the above pro forma financial statements.